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                                                                   EXHIBIT 23.7

  I hereby consent to the inclusion of my name and reference thereto as a person who is about to become a director of International Technology Corporation in the Registration Statement on Form S-4 (Registration No. 333-46183) of International Technology Corporation and the Joint Proxy Statement/Prospectus of International Technology Corporation and OHM Corporation which constitutes a part thereof.

                                          /s/ Richard W. Pogue

April 27, 1998